SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                                  FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                               October 31, 1996
               Date of Report (Date of earliest event reported)


                          AMERICAN OILFIELD DIVERS, INC.
               (Exact name of Registrant as specified in its charter)


           LOUISIANA                  0-22032              72-0918249
    (State or other jurisdiction    (Commission          (I.R.S. Employer
         of incorporation)          File Number)       Identification Number)


                               130 East Kaliste Saloom Road
                                Lafayette, Louisiana 70508
                   (Address of principal executive offices) (Zip Code)


                                      (318) 234-4590
                   (Registrant's telephone number, including area code)


                                      Not Applicable
              (Former name or former address, if changed since last report)




Item 2.   Acquisition or Disposition of Assets.

Pursuant to the terms of an unsolicited cash tender offer, AOD Acquisition Corp., a Yukon, Canada corporation and a wholly owned subsidiary of Registrant, ("AOD Acquisition") has purchased approximately 9.6 million (97%) of the outstanding common shares of Hard Suits Inc., a British Columbia, Canada corporation ("HSI") for an aggregate cash purchase price of approximately U.S. $11.8 million. The shares were purchased at various times over the period beginning October 31, 1996 and ending November 15, 1996. The price paid for the HSI shares was established by Registrant on the basis of publicly available information concerning HSI and Registrant's assessment of HSI's strategic value to Registrant. The per share purchase price offered by AOD Acquisition in connection with the tender offer was initially Cdn. $1.50 and was subsequently increased to Cdn. $1.65, the price at which the HSI shares were purchased. The blended conversion price per share was approximately U.S. $1.23. Also in connection with the transaction Registrant anticipates that it will provide advances to HSI for the payment of HSI liabilities (currently estimated at $2.1 million) and working capital; approximately U.S.$1.1 million has been advanced to date. The amounts required to fund the purchase price of the acquisition, acquisition costs and HSI financing and working capital requirements have initially been funded by Registrant out of working capital and by an increase in Registrant's previously existing line of credit with First National Bank of Commerce of New Orleans. Registrant intends to refinance some or all of these expenditures pursuant to a term loan.

AOD Acquisition anticipates that in the near future it will take steps to delist the HSI shares from the Toronto Stock Exchange. AOD Acquisition also intends, as soon as practicable under Canadian federal and provincial law, to effect a transaction by which HSI would become its wholly owned subsidiary and, immediately thereafter, to delist the HSI shares from the Vancouver Stock Exchange.

HSI manufactures and markets a one-atmosphere diving suit known as the "NEWTSUIT(TM)" and provides underwater services using the NEWTSUIT(TM) and other diving systems. HSI has a facility in North Vancouver, British Columbia, Canada where it manufactures and develops its products and services. Registrant anticipates that it will continue HSI's operations at these facilities and will make use of the NEWTSUIT(TM) and other diving systems in connection with its own operations. The acquisition of HSI will immediately allow operations to expand to the 1,200-foot level and provide the potential for deeper water expansion in approximately twelve months.

Item 5.

On October 29, 1996, the Registrant issued a press release in the form attached hereto as Exhibit 99.2 announcing the execution of a Lock-up Agreement and an Acquisition Agreement with Rene T. Nuytten, Chairman and Chief Executive Officer of HSI, pursuant to which Mr. Nuytten agreed to tender his HSI shares and, along with other of HSI's officers and directors, to resign his position with HSI.

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     It is impracticable to provide the financial statements required by Item 7 of Form 8-K at this time. The financial statements will be filed as an amendment to this Form 8-K not later than 60 days after the date hereof.

(b)  Pro Forma Financial Information.

     It is impracticable to provide the pro-forma financial information required by Item 7 of Form 8-K at this time. Such information will be filed as an amendment to this Form 8-K not later than 60 days after the date hereof.

(c)  Exhibits.

     10.1 Lock-Up   Agreement  dated  October  29,  1996  between  AOD
          Acquisition Corp., a wholly owned subsidiary of Registrant, and Rene T. Nuytten.

     10.2 Acquisition  Agreement   dated   October  29,  1996  between
          Registrant, Rene T. Nuytten, and certain other parties.

     99.1 Offer to Purchase all of the Outstanding Common Shares of Hard Suits Inc. by AOD Acquisition Corp., a wholly owned subsidiary of American Oilfield Divers, Inc., dated September 25, 1996.

     99.2 Notice  of Extension of Offer to Purchase dated October  16,
          1996.

     99.3 Notice of  Variation  of  Offer  to  Purchase  dated October
          18,1996.

     99.4 Notice of Extension and Change of Offer to Purchase dated October 29, 1996.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              By: /s/ CATHY M. GREEN
                                  ------------------------------
                                           Cathy M. Green
                                      Vice President - Finance
                                    and Chief Financial Officer
Dated: November 15, 1996